Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No 333-190459) of Live Nation Entertainment, Inc.;

(2)	Registration Statement (Form S-8 No. 333-175139) pertaining to the 2005 Stock Incentive Plan, as amended and restated as of April 15, 2011 of Live Nation Entertainment, Inc.;

(3)	Registration Statement (Form S-3 No. 333-174397) of Live Nation Entertainment, Inc.;

(4)	Registration Statement (Form S-3 No. 333-172087) of Live Nation Entertainment, Inc.;

(5)	Registration Statement (Form S-3 No. 333-166148) of Live Nation Entertainment, Inc.;

(6)	Registration Statement (Form S-8 No. 333-164507) pertaining to the Amended and Restated Ticketmaster Entertainment, Inc. 2008 Stock and Annual Incentive Plan;

(7)	Registration Statement (Form S-8 No. 333-164494) pertaining to the Amended and Restated Live Nation, Inc. Stock Bonus Plan;

(8)	Registration Statement (Form S-8 No. 333-164302) pertaining to the 2005 Stock Incentive Plan, as Amended and Restated of Live Nation, Inc.;

(9)	Registration Statement (Form S-8 No. 333-157664) pertaining to the Employee Stock Bonus Plan of Live Nation, Inc.;

(10)	Registration Statement (Form S-8 No. 333-149901) pertaining to the Employee Stock Bonus Plan of Live Nation, Inc.; and

(11)	Registration Statement (Form S-8 No. 333-132949) pertaining to the 2005 Stock Incentive Plan of Live Nation, Inc.

of our reports dated February 26, 2015, with respect to the consolidated financial statements and schedule of Live Nation Entertainment, Inc., and the effectiveness of internal control over financial reporting of Live Nation Entertainment, Inc., included in this Annual Report (Form 10-K) of Live Nation Entertainment, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Los Angeles, California
February 26, 2015